FICO Announces Earnings of $1.80 per Share for Fourth Quarter Fiscal 2019

Revenue of $305 million vs. $257 million in prior year

SAN JOSE, Calif., Nov. 4, 2019 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its fourth fiscal quarter ended September 30, 2019.

Fourth Quarter Fiscal 2019 GAAP Results
Net income for the quarter totaled $54.6 million, or $1.80 per share, versus $32.7 million, or $1.07 per share, in the prior year period.

Net cash provided by operating activities for the quarter was $95.4 million versus $60.0 million in the prior year period.

Fourth Quarter Fiscal 2019 Non-GAAP Results
Non-GAAP Net Income for the quarter was $60.8 million versus $41.1 million in the prior year period. Non-GAAP EPS for the quarter was $2.01 versus $1.34 in the prior year period. Free cash flow for the quarter was $89.6 million versus $52.9 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Fourth Quarter Fiscal 2019 GAAP Revenue
The company reported revenues of $305.3 million for the quarter as compared to $256.5 million reported in the prior year period.

"Our strong fourth quarter capped off another great year," said Will Lansing, chief executive officer. "We delivered double-digit revenue and earnings growth while expanding our margins."

Revenues for the fourth quarter of fiscal 2019 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $149.9 million in the fourth quarter, compared to $139.0 million in the prior year period, an increase of 8%, due primarily to increased transactional volumes and license sales in Falcon Fraud Solutions.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and business-to-consumer (B2C) service, were $115.9 million in the fourth quarter, compared to $89.5 million in the prior year period, an increase of 30%. B2B revenue increased 40% and B2C revenue increased 7% from the prior year period.
  Decision Management Software revenues, which include Blaze Advisor®, Xpress Optimization, Decision Management Platform and related professional services, were $39.5 million in the fourth quarter compared to $28.0 million in the prior year period, an increase of 41%, due primarily to increased license sales and services revenue.

Outlook
The company is providing the following guidance for fiscal 2020:

Fiscal 2020 Guidance
Revenues	$1.245 billion
GAAP Net Income	$204 million
GAAP EPS	$6.75
Non GAAP Net Income	$251 million
Non GAAP EPS	$8.30

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its fourth quarter fiscal 2019 results and provide various strategic and operational updates. The call can be accessed at FICO's web site at www.fico.com/investors. A replay of the webcast will be available at our Events Page under Past Events through November 4, 2020.

About FICO
FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 165 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions, material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2018 and subsequent quarterly reports on Form 10-Q. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	September 30,
	2019	2018
		* As Adjusted
ASSETS:
Current assets:
Cash and cash equivalents	$ 106,426	$ 90,023
Accounts receivable, net	297,427	266,742
Prepaid expenses and other current assets	51,853	39,624
Total current assets	455,706	396,389

Marketable securities and investments	21,865	19,756
Property and equipment, net	53,027	48,837
Goodwill and intangible assets, net	817,681	815,426
Other assets	85,169	50,059
	$ 1,433,448	$ 1,330,467

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 55,572	$ 51,276
Accrued compensation and employee benefits	106,240	84,292
Deferred revenue	111,016	103,335
Current maturities on debt	218,000	235,000
Total current liabilities	490,828	473,903

Long-term debt	606,790	528,944
Other liabilities	46,063	40,183
Total liabilities	1,143,681	1,043,030

Stockholders' equity	289,767	287,437
	$ 1,433,448	$ 1,330,467

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2019	2018	2019	2018
		* As Adjusted		* As Adjusted
Revenues:
Transactional and maintenance	$ 228,936	$ 195,266	$ 860,948	$ 750,603
Professional services	48,138	44,215	184,095	176,910
License	28,270	17,051	115,040	72,633
Total revenues	305,344	256,532	1,160,083	1,000,146

Operating expenses:
Cost of revenues	87,996	79,962	336,845	312,898
Research & development	39,396	34,407	149,478	128,383
Selling, general and administrative	105,992	93,054	414,086	376,912
Amortization of intangible assets	1,673	1,551	6,126	6,594
Total operating expenses	235,057	208,974	906,535	824,787
Operating income	70,287	47,558	253,548	175,359
Other expense, net	(9,399)	1,432	(37,476)	(18,427)
Income before income taxes	60,888	48,990	216,072	156,932
Provision for income taxes	6,304	16,277	23,948	30,450
Net income	$ 54,584	$ 32,713	$ 192,124	$ 126,482

Basic earnings per share:	$ 1.89	$ 1.13	$ 6.63	$ 4.26
Diluted earnings per share:	$ 1.80	$ 1.07	$ 6.34	$ 4.06

Shares used in computing earnings per share:
Basic	28,918	29,077	28,980	29,711
Diluted	30,290	30,702	30,294	31,180

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	September 30,
	2019	2018
		* As Adjusted
Cash flows from operating activities:
Net income	$ 192,124	$ 126,482
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	31,612	30,182
Share-based compensation	82,973	74,814
Changes in operating assets and liabilities	(55,466)	(8,415)
Other, net	9,107	(11)
Net cash provided by operating activities	260,350	223,052

Cash flows from investing activities:
Purchases of property and equipment	(23,981)	(31,299)
Net activity from marketable securities	(2,924)	(2,820)
Cash paid for acquisitions, net of cash acquired	(15,855)	-
Other, net	-	20,000
Net cash used in investing activities	(42,760)	(14,119)

Cash flows from financing activities:
Proceeds from revolving line of credit	229,000	427,000
Payments on revolving line of credit	(141,000)	(531,000)
Proceeds from issuance of senior notes	-	400,000
Payment on senior notes	(28,000)	(131,000)
Proceeds from issuances of common stock	22,788	11,023
Taxes paid related to net share settlement of equity awards	(52,996)	(44,205)
Repurchases of common stock	(228,894)	(342,596)
Other, net	(945)	(7,849)
Net cash used in financing activities	(200,047)	(218,627)

Effect of exchange rate changes on cash	(1,140)	(5,901)

Increase (decrease) in cash and cash equivalents	16,403	(15,595)
Cash and cash equivalents, beginning of year	90,023	105,618
Cash and cash equivalents, end of year	$ 106,426	$ 90,023

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2019	2018	2019	2018
		* As Adjusted		* As Adjusted

Applications revenues:
Transactional and maintenance	$ 100,774	$ 94,540	$ 395,398	$ 372,283
Professional services	35,826	34,448	137,258	142,736
License	13,323	10,059	72,378	49,356
Total applications revenues	$ 149,923	$ 139,047	$ 605,034	$ 564,375

Scores revenues:
Transactional and maintenance	$ 115,155	$ 88,339	$ 415,288	$ 331,662
Professional services	163	287	2,157	1,900
License	627	881	3,732	2,308
Total scores revenues	$ 115,945	$ 89,507	$ 421,177	$ 335,870

Decision Management Software revenues:
Transactional and maintenance	$ 13,007	$ 12,387	$ 50,262	$ 46,658
Professional services	12,149	9,480	44,680	32,274
License	14,320	6,111	38,930	20,969
Total decision management software revenues	$ 39,476	$ 27,978	$ 133,872	$ 99,901

Total revenues:
Transactional and maintenance	$ 228,936	$ 195,266	$ 860,948	$ 750,603
Professional services	48,138	44,215	184,095	176,910
License	28,270	17,051	115,040	72,633
Total revenues	$ 305,344	$ 256,532	$ 1,160,083	$ 1,000,146

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2019	2018	2019	2018
		* As Adjusted		* As Adjusted

GAAP net income	$ 54,584	$ 32,713	$ 192,124	$ 126,482
Amortization of intangible assets	1,673	1,551	6,126	6,594
Stock-based compensation expense	21,042	20,183	82,973	74,813
Realized gain on cost-method investment	-	(10,000)	-	(10,000)
Income tax adjustments	(5,836)	(3,654)	(22,939)	(18,948)
Excess tax benefit	(10,643)	(7,556)	(30,666)	(22,253)
Tax Cuts and Jobs Act	-	7,848	-	14,754
Non-GAAP net income	$ 60,820	$ 41,085	$ 227,618	$ 171,442

GAAP diluted earnings per share	$ 1.80	$ 1.07	$ 6.34	$ 4.06
Amortization of intangible assets	0.06	0.05	0.20	0.21
Stock-based compensation expense	0.69	0.66	2.74	2.40
Realized gain on cost-method investment	-	(0.33)	-	(0.32)
Income tax adjustments	(0.19)	(0.12)	(0.76)	(0.61)
Excess tax benefit	(0.35)	(0.25)	(1.01)	(0.71)
Tax Cuts and Jobs Act	-	0.26	-	0.47
Non-GAAP diluted earnings per share	$ 2.01	$ 1.34	$ 7.51	$ 5.50

Free cash flow
Net cash provided by operating activities	$ 95,414	$ 59,963	$ 260,350	$ 223,052
Capital expenditures	(5,811)	(7,079)	(23,981)	(31,299)
Free cash flow	$ 89,603	$ 52,884	$ 236,369	$ 191,753

Note: The numbers may not sum to total due to rounding.

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

Fiscal 2020 Guidance

GAAP net income	$ 204
Amortization of intangible assets	5
Restructuring and acquisition-related	4
Stock-based compensation expense	90
Income tax adjustments	(26)
Excess tax benefit	(25)
Non-GAAP net income	$ 251

GAAP diluted earnings per share	$ 6.75
Amortization of intangible assets	0.15
Restructuring and acquisition-related	0.12
Stock-based compensation expense	2.96
Income tax adjustments	(0.85)
Excess tax benefit	(0.83)
Non-GAAP diluted earnings per share	$ 8.30

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts, Steve Weber, (800) 213-5542, investor@fico.com; Media, Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com